Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 19, 2026, except for Note 5, Note 7 and Note 9 as to which date is April 15, 2026, with respect to the financial statements of AI Strategy Inc.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

April 15, 2026